UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 22, 2009
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-14303	36-3161171

(Commission File Number)	(I.R.S. Employer Identification Number)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of principal executive offices)	(zip code)
(313) 758-2000

Registrant’s telephone number, including area code
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e—4(c))

SECTION 5 — Corporate Governance and Management
Item 5.02(e) Compensatory Arrangements of Certain Officers
On December 22, 2009, the Compensation Committee of the Board of Directors (the “Board”) of American Axle & Manufacturing Holdings, Inc. (the “Company”) approved the following annual base salaries for David C. Dauch, President & Chief Operating Officer, Michael K. Simonte, Executive Vice President — Finance & Chief Financial Officer, and Patrick S. Lancaster, Executive Vice President, Chief Administrative Officer & Secretary, effective January 1, 2010:

Name	2010 Base Salary
David C. Dauch	$560,000
Michael K. Simonte	$500,000
Patrick S. Lancaster	$440,000
The term of the Employment Agreement, dated as of November 6, 1997, as amended, between Richard E. Dauch, Co-Founder, Chairman & Chief Executive Officer, and the Company has been extended to December 31, 2010.
On December 22, 2009, on the recommendation of the Compensation Committee, the Board approved an Amendment to Mr. R. E. Dauch’s Employment Agreement.
Pursuant to the Amendment, Mr. R. E. Dauch’s annual base salary is $2,702,300, effective June 16, 2009, and Mr. R. E. Dauch waives the right to receive compensation under his Employment Agreement that exceeds the amount the Company is permitted to pay him under the Settlement and Commercial Agreement with General Motors LLC dated September 16, 2009. In addition, Mr. R. E. Dauch will no longer receive annual equity awards under his Employment Agreement.
The description of the Amendment above is qualified by the actual terms of the Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

SECTION 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
10.1	Amendment, dated as of December 22, 2009, to the Employment Agreement, dated as of November 6, 1997, by and between American Axle & Manufacturing Holdings, Inc. and Richard E. Dauch.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date: December 29, 2009	By:	/s/ Michael K. Simonte
		Name:	Michael K. Simonte
		Title:	Executive Vice President — Finance & Chief Financial Officer (also in capacity of Chief Accounting Officer)